SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                 August 12, 2003
                Date of Report (Date of earliest event reported)

                              STAKE TECHNOLOGY LTD.
             (Exact name of registrant as specified in its charter)

    CANADA                      0-9989                      Not Applicable
(Jurisdiction of         (Commission File No.)        (IRS Employer I.D. Number)
 Incorporation)

                                 2838 Highway 7
                         Norval, Ontario L0P 1K0, Canada
                    (Address of Principle Executive Offices)

                                 (905) 455-1990
              (Registrant's telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

      On August 12, 2003, Stake Technology Ltd. (the "Company") entered into a public offering of 7,000,000 common shares, without par value, of the Company in the United States and certain provinces of Canada. The common shares will be issued pursuant to a registration statement on Form S-3 (File No. 333-107374) (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. The Registration Statement was declared effective by the SEC on July 30, 2003.

      Attached as Exhibit 1.1 hereto and incorporated by reference herein is the Underwriting Agreement, dated August 12, 2003 between the Company and Desjardins Securities Inc. and BMO Nesbitt Burns Inc., acting on behalf of themselves and as representatives of the several underwriters named in Schedule A thereto (the "Underwriters"), in connection with the public offering and the granting to the Underwriters of an over-allotment option to purchase up to 500,000 additional common shares. Attached as Exhibit 5.1 is the opinion of Basman Smith LLP regarding the validity of the common shares to be sold pursuant to the prospectus supplement.

Item 7. Financial Statements Pro Forma Financial Information and Exhibits

      (c)   Exhibits:

            Exhibit No.       Description
            -----------       -----------

            1.1 Underwriting Agreement dated August 12, 2003 between the Company and Desjardins Securities Inc. and BMO Nesbitt Burns Inc., acting on behalf of themselves and as representatives of the Underwriters.

            5.1               Opinion of Basman Smith LLP

            23.1              Consent of Basman Smith LLP (included in
                              Exhibit 5.1)

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 12, 2003                                        STAKE TECHNOLOGY LTD.


                                                       By: /s/ Jeremy N. Kendall
                                                           ---------------------
                                                               Jeremy N. Kendall
                                                               Chairman & CEO

                                  EXHIBIT INDEX

            Exhibit No.       Description
            -----------       -----------

            1.1 Underwriting Agreement dated August 12, 2003 between the Company and Desjardins Securities Inc. and BMO Nesbitt Burns Inc., acting on behalf of themselves and as representatives of the Underwriters.

            5.1               Opinion of Basman Smith LLP

            23.1              Consent of Basman Smith LLP (included in
                              Exhibit 5.1)